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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statement No. 333-114795 (and the related prospectus and consent solicitation statement) for the exchange of Consolidated Rail Corporation debt securities for Norfolk Southern Railway Company debt securities on Form S-4 of Norfolk Southern Railway Company of our report dated January 27, 2004, with respect to the consolidated balance sheets of Norfolk Southern Railway Company and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003 Annual Report on Form 10-K of Norfolk Southern Railway Company. Our report refers to the adoption by the Company of Financial Accounting Standards Board Statement No. 143, "Accounting for Asset Retirement Obligations," and Financial Accounting Standards Board Interpretation No. 46, "Consolidation of Variable Interest Entities," effective January 1, 2003.

We also consent to the references to our firm under the headings "Experts" and "Selected Historical Financial Data" in the prospectus and consent solicitation statement.


/s/ KPMG LLP
Norfolk, Virginia
May 20, 2004